EXHIBIT 1

JOINT FILING AGREEMENT

Noble Roman's, Inc.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 25, 2025.

Corbel Capital Partners SBIC, L.P.
By: Corbel Capital Advisors SBIC, LLC, its General Partner

/s/ Jeffrey B. Schwartz
Name: Jeffrey B. Schwartz
Title: Managing Member

Corbel Capital Advisors SBIC, LLC

/s/ Jeffrey B. Schwartz
Name: Jeffrey B. Schwartz
Title: Managing Member

/s/ Jeffrey B. Schwartz
Jeffrey B. Schwartz

/s/ Jefferey S. Serota
Jefferey S. Serota